Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ContraVir Pharmaceuticals, Inc.
New York, New York

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 8, 2013, relating to the consolidated financial statements of ContraVir Pharmaceuticals, Inc., which is contained in that Prospectus. Our report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO USA, LLP
New York, New York

May 12, 2014